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                      NUVEEN EXCHANGE-TRADED INDEX TRUST

                    AMENDED DESIGNATION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

     WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 9, 2000 (the "Declaration"), of Nuveen Exchange-Traded Index Trust, a Massachusetts business trust (the "Trust"), the sole Trustee of the Trust, on the 21st day of December, 2000 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series (the "Designation").

     WHEREAS, on December 29, 2000, the sole Trustee amended the Designation in order to amend the name of one of the series of the Trust, changing Nuveen America's Fastest Growing Companies Index Fund to Nuveen America's Fastest Growing Companies Index Fund;

     WHEREAS, the Trustees of the Trust now desire to amend and restate Section 1 of such instrument in order to restate the names of certain series of the
Trust:

     NOW THEREFORE, BE IT RESOLVED, the Trust's Designation naming certain of the series of the Trust be, and hereby is, amended to reflect that the series designated as Nuveen 1 Year FITRs Index Fund, Nuveen 2 Year FITRs Index Fund, Nuveen 5 Year FITRs Index Fund and Nuveen 10 Year FITRs Index Fund, shall be redesignated as follows:

          Nuveen 1 Year FITRs Index Fund

          Nuveen 2 Year FITRs Index Fund

          Nuveen 5 Year FITRs Index Fund

          Nuveen 10 Year FITRs Index Fund

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     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 20th of February, 2001.


/s/ Timothy R. Schwertfeger            /s/ Robert P. Bremner
---------------------------            ---------------------
Timothy R. Schwertfeger,               Robert P. Bremner,
 as Trustee                             as Trustee
333 West Wacker Drive                  333 West Wacker Drive
Chicago, Illinois 60606                Chicago, Illinois  60606



/s/ Lawrence H. Brown                  /s/ Anne E. Impellizzeri
---------------------                  ------------------------
Lawrence H. Brown,                     Anne E. Impellizzeri,
 as Trustee                             as Trustee
333 West Wacker Drive                  333 West Wacker Drive
Chicago, Illinois 60606                Chicago, Illinois  60606



/s/ Peter R. Sawers                    /s/ Judith M. Stockdale
-------------------                    -----------------------
Peter R. Sawers,                       Judith M. Stockdale,
 as Trustee                             as Trustee
333 West Wacker Drive                  333 West Wacker Drive
Chicago, Illinois 60606                Chicago, Illinois  60606



/s/ William J. Schneider
------------------------
William J. Schneider,
 as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

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STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

     Then personally appeared the above-named person who is known to me to be Trustee of the Trust whose name and signature is affixed to the foregoing instrument and who acknowledged the same to be his free act and deed, before me this 20th day of February, 2001.



"OFFICIAL SEAL"
Virginia L. Corcoran                   /s/ Virginia L. Corcoran
Notary Public, State of Illinois       ------------------------
My Commission Expires:  10/27/01       Notary Public